                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                SYNTELLECT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              SYNTELLECT INC. LOGO
                     1000 Holcomb Woods Parkway, Suite 410A
                             Roswell, Georgia 30076

--------------------------------------------------------------------------------

                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 1997
--------------------------------------------------------------------------------

To the Stockholders:

     The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Syntellect Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 20, 1997, at 10:00 a.m., Atlanta, Georgia time, at the Cumberland One Building, 3065 Cumberland Circle, Atlanta, Georgia 30339, for the following purposes:

     1. To elect one director to the Board of Directors to serve for a three-year term; and

     2. To approve an amendment to the Company's Long-Term Incentive Plan to increase the number of shares of Syntellect common stock authorized for issuance thereunder from 750,000 to 1,500,000.

     3. To transact such other business as may properly come before the Annual Meeting.

     Each outstanding share of the Company's Common Stock entitles the holder of record at the close of business on March 21, 1997, to vote at the Annual Meeting or any adjournment thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. A copy of the Company's 1996 Annual Report to Stockholders, which includes certified financial statements, is enclosed. Management cordially invites you to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Neal L. Miller
                                          Neal L. Miller
                                          Secretary

Atlanta, Georgia
April 9, 1997

                                   IMPORTANT

     STOCKHOLDERS ARE EARNESTLY REQUESTED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                              SYNTELLECT INC. LOGO
                     1000 Holcomb Woods Parkway, Suite 410A
                             Roswell, Georgia 30076

--------------------------------------------------------------------------------

                                PROXY STATEMENT
--------------------------------------------------------------------------------

     This Proxy Statement is furnished to the stockholders of Syntellect Inc., a Delaware corporation ("Syntellect" or the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use in voting at the Annual Meeting of Stockholders to be held on Tuesday, May 20, 1997, at 10:00 a.m., Atlanta, Georgia time (the "Annual Meeting"), and at any adjournment or adjournments thereof. The proxy materials were mailed on or about April 9, 1997, to stockholders of record at the close of business on March 21, 1997 (the "Record Date"). The Company had 13,486,175 shares of common stock outstanding, par value $.01 per share ("Common Stock"), as of the close of business on the Record Date. Only stockholders of record on the Record Date will be entitled to vote at the Annual meeting. The holders of a majority of the voting power of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

     Each stockholder is entitled to one vote per share for the election of directors and on each proposal, as well as on all other matters that may be properly considered at the Annual meeting. If the accompanying proxy is signed and returned, the shares represented thereby will be voted in accordance with any directions on the proxy. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by either: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to the Secretary of the Company at 1000 Holcomb Woods Parkway, Suite 410A, Roswell, Georgia 30076.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the outstanding Common Stock of the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, or facsimile. The Company has retained Corporate Investor Communications, Inc., at an estimated cost of $3,000, plus reimbursement of expenses, to assist in soliciting proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees, and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection herewith.

     As of the date of this Proxy Statement, the Company knows of no matter to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company (the "Board of Directors") consists of six members and is divided into three classes. Each director is elected for three years and the terms are staggered so that only one class is elected by the stockholders annually. The present term of Mr. Jack R. Kelly, Jr. will expire at the Annual Meeting. Mr. Kelly has been nominated for re-election as a director of the Company and, unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election of Mr. Kelly as director of the Company. If either Mr. Kelly becomes unavailable for any reason, or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. The nominee receiving the highest number of votes cast at the Annual Meeting will be elected and serve as a director for three years or until his or her successor is duly elected and qualified. Mr. Patrick J. Welsh resigned from the Board effective November 25, 1996. The Board has fixed the number of directors at six and, therefore, has not nominated a person to fill Mr. Welsh's vacated seat on the Board.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     Information concerning the names, ages, terms, positions with the Company, and business experience of the Company's current directors is set forth below:

                                                                                       TERM
                NAME                  AGE                   POSITION                  EXPIRES
------------------------------------  ---     ------------------------------------    -------
J. Lawrence Bradner.................  45      Chairman of the Board and CEO             1999
Jack R. Kelly, Jr.(2)...............  62      Director                                  1997
Steve G. Nussrallah.................  46      Director, President and COO               1998
Daniel D. Ross(1)(2)................  56      Director                                  1998
William P. Conlin(1)................  63      Director                                  1999
A. LeRoy Ellison(2).................  60      Director                                  1999

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

     J. Lawrence Bradner became the Company's Chairman and Chief Executive Officer upon completion of the merger with Pinnacle Investment Associates Inc. ("Pinnacle") on March 14, 1996. He had served as Chairman and Chief Executive Officer of Pinnacle and its wholly owned subsidiary, Telecorp Systems, Inc. since their formation in 1991. From 1977 to 1990, Mr. Bradner was employed by Scientific-Atlanta, Inc. ("Scientific-Atlanta"), a leading provider of satellite and other telecommunications products based in Atlanta, Georgia. Mr. Bradner served as President of the Broadband Communications Business Division of Scientific-Atlanta and as Corporate Vice President from 1987 to 1990. Mr. Bradner holds a Bachelors Degree, with honors, in Industrial and Systems Engineering from the Georgia Institute of Technology and a Master of Business Administration degree from Harvard Business School.

     Jack R. Kelly, Jr. was named a director of the Company upon the completion of the merger with Pinnacle on March 14, 1996. Mr. Kelly had served as a director of Pinnacle since its formation in 1991. Since 1983, Mr. Kelly has been a partner of the general partner of Noro-Moseley Partners, a venture capital firm located in Atlanta, Georgia. Prior to that, Mr. Kelly served as Chief Operating Officer of Scientific-Atlanta. Mr. Kelly holds a Bachelors Degree in Physics from Georgia State University. Since 1995, Mr. Kelly has served as a director and a member of the Compensation Committee of Novoste Corporation, a high-tech developer of medical devices used in cardiology and other interventive surgery. Mr. Kelly previously served as a director of Minnesota Power, a diversified utility company serving industrial and residential customers in Northern Minnesota.

     Steve G. Nussrallah became the Company's President and Chief Operating Officer upon completion of the merger with Pinnacle on March 14, 1996. He had served as President of Pinnacle and Telecorp since their formation in 1991. From 1984 to 1990, Mr. Nussrallah was employed by Scientific-Atlanta. From 1988 to 1990, Mr. Nussrallah served as Vice President and General Manager of the Subscriber Business Unit, Scientific-Atlanta's largest single business. Mr. Nussrallah holds a Bachelors Degree, with honors, in Electrical Engineering from the University of Cincinnati and a Masters Degree in Electrical Engineering from the University of Michigan.

     Daniel D. Ross served as Chairman of the Board of Directors of the Company from October 1995 to March 1996, and has served as a director of the Company since 1984. Mr. Ross is Chairman of the Company's Audit and Compensation Committees. Mr. Ross is a venture capitalist and has served as a general partner of Advanced Technology Development Fund, Advanced Technology Development Fund II and various related venture capital partnerships since July 1984. Mr. Ross also served as a director of Medaphis Corporation, a health care computer billing and accounting service company, from 1985 through 1995, and currently serves as a director of two privately held companies in the Advanced Technology Development Fund Portfolio.

     William P. Conlin has served as a director of the Company since February 1995. Mr. Conlin serves as a private consultant to several high-tech companies in the Southern California area, including Odetics, Inc., Airborne Systems, Inc., and Facilities Management, Inc. Mr. Conlin served as President and Chief Executive Officer of CalComp, Inc., an Anaheim, California computer graphics and distribution company, from 1983 to 1993. From 1960 to 1983, Mr. Conlin served in a variety of management positions at Burroughs Corp. (now Unisys). Mr. Conlin currently serves as Chairman of the Board of Directors of Structural Dynamics Research Corp., and is on the advisory boards of the Graduate School of Management and the School of Engineering at the University of California, Irvine.

     A. LeRoy Ellison has served as a director of the Company since 1985. Mr. Ellison has served as Chairman of the Board of Viasoft, Inc., a software company, since 1984, and as Viasoft's President and Chief Executive Officer from October 1990 to February 1994. Mr. Ellison has also served as President of AZTECH Associates, a management consulting and investment management corporation, since 1983. From 1969 until 1983, Mr. Ellison served as President of Capex Corporation, a software company. Mr. Ellison has served as director of Republic National Bank of Arizona and Sherpa Corporation since 1992.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each director of Syntellect,
(b) the Named Executive Officers of the Company, (c) each person known by Syntellect to beneficially own more than 5% of such stock; and (d) all directors and Named Executive Officers of the Company as a group.

                                                                        SHARES
                                                                     BENEFICIALLY     PERCENT
                 NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNED(1)       OWNED
    ---------------------------------------------------------------  ------------     -----
    Jack R. Kelly, Jr.(2)..........................................    1,277,600       9.5 %
    Noro-Moseley Partners II, L.P.(3)..............................    1,225,000       9.1 %
    Michael D. Kaufman(4)..........................................    1,170,000       8.7 %
    Cox Communications, Inc.(5)....................................    1,150,000       8.5 %
    MK GVD Fund(6).................................................    1,070,000       7.9 %
    J. Lawrence Bradner(7).........................................      819,553       5.9 %
    Steve G. Nussrallah(8).........................................      816,953       5.9 %
    Daniel D. Ross(9)(10)..........................................      457,605       3.4 %
    W. Scott Coleman(11)...........................................       74,328         *
    A. LeRoy Ellison(10)...........................................       49,543         *
    David C. Phillips(12)..........................................       45,976         *
    Neal L. Miller(13).............................................        8,700         *
    William P. Conlin(14)..........................................        6,320         *
    All Directors and Named Executive Officers as a group (9
      persons)(15).................................................    3,556,578      25.0 %

---------------
  * Represents less than 1% of the outstanding Common Stock.

 (1) This information regarding security ownership of Common Stock is as of March 14, 1997, except for the security ownership information regarding Michael D. Kaufman, which is derived from Amendment No. 1 to a Schedule 13D filed by Mr. Kaufman with the Commission on February 14, 1997; Cox Communications, Inc. ("Cox"), which is derived from a Schedule 13D filed by Cox with the Commission on March 25, 1996; and MK GVD Fund, which is derived from Amendment No. 1 to a Schedule 13D filed by MK GVD Fund with the Commission on February 14, 1997. The percent owned calculations are based on the number of shares of Syntellect Common Stock outstanding on March 14, 1997, or within 60 days thereafter.

 (2) The total for Mr. Kelly includes 1,225,000 shares held by Noro-Moseley Partners II, L.P. ("Noro-Moseley"). Mr. Kelly is a general partner of Moseley and Company II, the general partner of Noro-Moseley. Mr. Kelly disclaims beneficial ownership of these shares; however, Mr. Kelly shares the power to vote and control the disposition of such shares and, therefore, may be deemed to be a beneficial owner thereof. Mr. Kelly's total also includes 2,600 shares subject to unexercised options which were exercisable on March 14, 1997, or within 60 days thereafter.

 (3) Noro-Moseley is an Atlanta-based venture capital firm. The address of Noro-Moseley is c/o Noro-Moseley Partners, 4200 Northside Parkway N.W., Building 9, Atlanta, Georgia 30327.

 (4) The total for Mr. Kaufman includes 1,070,000 shares held by MK GVD Fund. Mr. Kaufman is a general partner of MK GVD Management, the general partner of MK GVD Fund. Mr. Kaufman disclaims beneficial ownership of these shares; however, Mr. Kaufman shares the power to vote and control the disposition of such shares and, therefore, may be deemed to be a beneficial owner thereof.

 (5) Cox is a diversified media and broadband communications company. The address of Cox is 1400 Lake Hearn Drive, Atlanta, Georgia 30319.

 (6) MK GVD Fund is a California-based venture capital firm. The address of MK GVD Fund is 2471 E. Bayshore Road, Suite 520, Palo Alto, California 94303.

 (7) The total for Mr. Bradner includes 312,751 shares subject to unexercised options which were exercisable on March 14, 1997, or within 60 days thereafter.

 (8) The total for Mr. Nussrallah includes 310,151 shares subject to unexercised options which were exercisable on March 14, 1997, or within 60 days thereafter.

 (9) The total for Mr. Ross includes 349,080 shares held by Advanced Technology Development Fund, of which Mr. Ross is a general partner, and 86,670 shares held by Advanced Technology Development Fund II, of which Mr. Ross is a general partner. Mr. Ross disclaims beneficial ownership of these shares; however, Mr. Ross shares the power to vote and control the disposition of such shares and, therefore, may be deemed to be a beneficial owner thereof.

(10) The totals for Messrs. Ross and Ellison each include 7,420 shares subject to unexercised options which were exercisable on March 14, 1997, or within 60 days thereafter.

(11) The total for Mr. Coleman includes 60,000 shares subject to unexercised options which were exercisable on March 14, 1997, or within 60 days thereafter.

(12) The total for Mr. Phillips includes 20,862 shares subject to unexercised options which were exercisable on March 14, 1997, or within 60 days thereafter.

(13) The total for Mr. Miller includes 8,000 shares subject to unexercised options which were exercisable on March 14, 1997, or within 60 days thereafter.

(14) The total for Mr. Conlin includes 6,320 shares subject to unexercised options which were exercisable on March 14, 1997, or within 60 days thereafter.

(15) The total for all Directors and Named Executive Officers as a group includes 735,524 shares subject to unexercised options which were exercisable on March 14, 1997, or within 60 days thereafter.

BOARD OF DIRECTORS' MEETINGS, COMPENSATION, AND COMMITTEES

     During the fiscal year ended December 31, 1996, the Company's Board of Directors met on five occasions. Each of the directors attended 75% or more of the regular Board and applicable Committee meetings except for Patrick J. Welsh who resigned from the Board of Directors on November 25, 1996 to pursue other interests.

     Directors who are not officers or employees of the Company are compensated $1,500 for attendance at regular Board of Directors meetings, $200 for participation in telephonic Board of Directors meetings, and $200 for attendance at, or participation by telephone in, meetings of Board of Directors committees of which they are members. In addition, nonemployee directors also receive an annual retainer of $5,000 in return for their service to the Company. Nonemployee directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at each meeting of the Board of Directors. Pursuant to the Company's Nonemployee Director Stock Plan, nonemployee directors are eligible to receive (i) a one-time grant of options to purchase 10,000 shares of Common Stock on the third business day after the nonemployee director is first elected or appointed to the Board of Directors and
(ii) an annual grant of options to purchase 2,000 shares of Common Stock on each June 1 through and including June 1, 1998. A nonemployee director must be a member of the Board of Directors on the relevant June 1 in order to receive the annual grant of options for that year.

     The Board of Directors maintains a standing Compensation Committee and a standing Audit Committee. The Compensation Committee, which met one time during fiscal year 1996, reviews all aspects of compensation of executive officers of the Company and approves or makes recommendations on such matters to the full Board of Directors. The Audit Committee, which met two times during fiscal year 1996, is primarily concerned with the effectiveness of the audits of the Company by its internal audit staff and by the independent auditors. Its responsibilities include recommending the selection of independent auditors, reviewing the organization and scope of the Company's internal system of audit and controls, and evaluating the Company's financial reporting activities and the accounting standards and principles followed. The Company does not maintain a standing nominating committee or other committee performing similar functions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file certain reports with respect to each such persons' beneficial ownership of the Company's Common Stock. In addition, Item 405 of Regulation S-K requires the Company to identify in its proxy statement each reporting person who failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or the prior fiscal year. Based on the information supplied to the Company, the Company believes the only matters to be reported here concern the granting of director options in February and June 1995 to William P. Conlin, and in June 1995 to A. LeRoy Ellison and Daniel D. Ross. An Annual Statement of Changes of Beneficial Ownership on Form 5 was not filed in a timely manner for any of these grants. The grants were properly disclosed in the Company's Proxy Statement for the 1996 Annual Meeting of Stockholders, and the directors have subsequently reported the grants to the Commission in their 1996 Form 5 filing.

RECENT DEVELOPMENTS

     On March 14, 1996, Syntellect completed its acquisition of Pinnacle Investment Associates Inc. in a transaction that was accounted for as a pooling of interests. Pursuant to the terms of the merger, the Company issued 4,685,838 shares of Common Stock to the shareholders of Pinnacle and assumed options to acquire Pinnacle common stock which, following the merger, were converted into options to acquire up to 740,848 shares of the Company's Common Stock at a weighted average exercise price of $1.04 per share. Pinnacle owns all of the outstanding capital stock of Telecorp Systems, Inc., a developer and provider of inbound and outbound call center systems and services primarily for the cable television, newspaper and health care industries.

     The merger provided Syntellect access to a new management team with substantial experience in the voice processing industry. Pinnacle's Chairman and Chief Executive Officer, J. Lawrence Bradner, and President, Steve G. Nussrallah, were appointed to the positions of Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively, of the Company upon consummation of the merger. David C. Phillips, Pinnacle's Executive Vice President-Finance and Operations, assumed the position of Corporate Vice President-Operations upon the consummation of the merger. In addition, Jack R. Kelly, Jr., a prior Pinnacle director, was elected to serve as a director of Syntellect in accordance with the terms of the merger.

                             EXECUTIVE COMPENSATION

     The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal years ended December 31, 1996, 1995, and 1994, of those persons who were:
(i) the Chief Executive Officer during the fiscal year ended December 31, 1996; and (ii) the other four most highly compensated executive officers of the Company as of December 31, 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION             LONG-TERM
                                            -------------------------------------   COMPENSATION
                                                                                    ------------
                                                 AWARDS                              SECURITIES
                                            -----------------        OTHER ANNUAL    UNDERLYING     ALL OTHER
                                            SALARY     BONUS         COMPENSATION     OPTIONS      COMPENSATION
    NAME AND PRINCIPAL POSITION      YEAR     ($)       ($)             ($)(1)         (#)(2)         ($)(3)
-----------------------------------  ----   -------   -------        ------------   ------------   ------------
J. Lawrence Bradner(4).............  1996   198,853    63,000(5)           0           115,000         3,707(6)
  Chairman of the Board and          1995        --        --             --                --            --
  Chief Executive Officer            1994        --        --             --                --            --
Steve G. Nussrallah(7).............  1996   166,847    52,500(5)           0           105,000         5,798(8)
  President and                      1995        --        --             --                --            --
  Chief Operating Officer            1994        --        --             --                --            --
Neal L. Miller(9)..................  1996   129,859    18,750(5)           0                 0           343
  Corporate Vice President,          1995     6,121         0              0            25,000            19
  Chief Financial Officer,           1994        --        --             --                --            --
  Secretary and Treasurer
W. Scott Coleman(10)...............  1996   152,394   101,719(11)          0            20,000           388
  Senior Vice President and          1995   132,162    33,500              0            60,000           482
  General Manager, Call Center       1994   116,667    36,000              0            31,000           462
  Solutions
David C. Phillips(12)..............  1996    97,110    18,750(5)           0            15,000         3,055(13)
  Corporate Vice President of        1995        --        --             --                --            --
  Operations                         1994        --        --             --                --            --

---------------
 (1) Other annual compensation for the periods presented was less than 10% of the respective executive officer's total annual salary and bonus.

 (2) The amounts shown in this column represent outstanding stock options granted pursuant to Syntellect's Long-Term Incentive Plan and Restated Stock Option Plan. The amount shown in 1994 for Mr. Coleman includes 6,000 in previously granted options that were canceled and reissued during 1994.

 (3) The amounts shown in this column for Messrs. Miller and Coleman represent life insurance premiums paid by the Company on their behalf.

 (4) Mr. Bradner joined the Company and became its Chairman and Chief Executive Officer effective March 14, 1996. Under the terms of his employment agreement, Mr. Bradner's salary for the fiscal year ended December 31, 1996 was based on an annual salary of $240,000. See "Recent Developments" and "Employment Agreements".

 (5) The 1996 bonus amounts shown for Messrs. Bradner, Nussrallah, Miller and Phillips represent bonuses earned in 1996 that were not paid until 1997.

 (6) The amount shown includes contributions made by the Company during 1996 on behalf of Mr. Bradner to the Pinnacle 401(k) Plan of $2,852 and life insurance premiums paid on Mr. Bradner's behalf of $855.

 (7) Mr. Nussrallah joined the Company and became its President and Chief Operating Officer effective March 14, 1996. Under the terms of his employment agreement, Mr. Nussrallah's salary for the fiscal year ended December 31, 1996 was based on an annual salary of $200,000. See "Recent Developments" and "Employment Agreements."

 (8) The amount shown includes contributions made by the Company during 1996 on behalf of Mr. Nussrallah to the Pinnacle 401(k) Plan of $3,680 and life insurance premiums paid on Mr. Nussrallah's behalf of $2,118.

 (9) Mr. Miller joined the Company and became its Corporate Vice President, Chief Financial Officer, Secretary and Treasurer in December 1995. Mr. Miller's salary for the fiscal year ended December 31, 1995 was based on an annualized salary of $125,000.

(10) Mr. Coleman joined the Company and became its Vice President of Product Development in February 1993. Mr. Coleman served in the Office of the Chief Executive Officer from October 1995 to March 1996, and was promoted to Senior Vice President and General Manager, Call Center Systems in March 1996.

(11) The 1996 bonus amount for Mr. Coleman includes a bonus of $26,719 for 1996 that was not paid until 1997, and a $75,000 stay-in-place bonus that was contingent on Mr. Coleman remaining with Syntellect through the sixth month anniversary of the Company's acquisition of Pinnacle which was effective March 14, 1996.

(12) Mr. Phillips joined the Company and became its Corporate Vice President of Operations effective March 14, 1996. Mr. Phillip's salary for the fiscal year ended December 31, 1996 was based on an annual salary of $137,500. See "Recent Developments."

(13) The amount shown includes contributions made by the Company during 1996 on behalf of Mr. Phillips to the Pinnacle 401(k) Plan of $2,694 and life insurance premiums paid on Mr. Phillips' behalf of $361.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the grants of stock options pursuant to the Company's Long-Term Incentive Plan during the fiscal year ended December 31, 1996, to certain of the Named Executive Officers. No SARs were granted during 1996.

                                                                               POTENTIAL REALIZABLE
                                       INDIVIDUAL GRANTS(1)(2)                   VALUE AT ASSUMED
                         ----------------------------------------------------    ANNUAL RATES OF
                         NUMBER OF     PERCENT OF                                  STOCK PRICE
                         SECURITIES       TOTAL                                  APPRECIATION FOR
                         UNDERLYING  OPTIONS GRANTED   EXERCISE                   OPTION TERM(3)
                          OPTIONS    TO EMPLOYEES IN   PRICE PER   EXPIRATION  --------------------
          NAME           GRANTED(#)    FISCAL YEAR    SHARE($/SH)     DATE      5%($)       10%($)
------------------------ ----------  ---------------  -----------  ----------  -------      -------
J. Lawrence Bradner.....   115,000         18.7%         4.625       3/14/02   180,895      409,515
Steve G. Nussrallah.....   105,000         17.1%         4.625       3/14/02   165,165      373,905
W. Scott Coleman........    20,000          3.3%         4.625       3/14/02    31,460       71,220
David C. Phillips.......    15,000          2.4%         4.625       3/14/02    23,595       53,415

---------------
(1) All options granted in 1996 are exercisable commencing one year from the date of grant, with 24% of the shares of Common Stock subject to the options vesting at that time and an additional 2% vesting monthly thereafter until the options are fully vested.

(2) All options were granted at the fair market value (the closing price of the Common Stock on The Nasdaq Stock Market, as reported in The Wall Street Journal) on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(3) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment with the Company throughout the vesting period. The amounts reflected in this table will not necessarily be achieved.

                         FISCAL YEAR END OPTION VALUES

     The following table sets forth information concerning the fiscal year end value of unexercised options held by the Named Executive Officers. No Named Executive Officer exercised options in 1996.

                                          NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                         UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                      OPTIONS AT FISCAL YEAR END(#)       AT FISCAL YEAR END($)(1)
                                      -----------------------------     -----------------------------
                NAME                  EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
------------------------------------  -----------     -------------     -----------     -------------
J. Lawrence Bradner.................    282,851          115,000          920,680                0
Steve G. Nussrallah.................    282,851          105,000          920,680                0
Neal L. Miller......................      6,000           19,000            2,250            7,125
W. Scott Coleman....................     46,720           68,280           25,000           19,375
David C. Phillips...................     15,688           18,257           42,371            7,768

---------------
(1) Options are considered to be "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the options on the specified date. The amounts shown in these columns represent the difference between the closing price of the Common Stock on December 31, 1996 ($4.125), and the exercise price of the options. In those instances where the exercise price of the options exceeds the fair market value, no value has been reported.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the three-member Compensation Committee of the Board of Directors (the "Committee"). The members of the Committee, who are not employees of the Company, have furnished the following report on executive compensation:

  Executive Compensation Policies

     Overview. The Company compensates its executives through a mix of short-term and long-term compensation programs. The principal components of executive compensation are base salary, an annual bonus program, or, in the case of marketing and sales personnel, sales commissions, and stock-based compensation incentives. The Committee believes that this balanced approach to compensation helps the Company attract and retain senior executives and rewards executives for their collective and individual contribution to the leadership and short-term and long-term growth and profitability of the Company.

     Base Salary. The foundation of the Company's executive compensation package is base salary. Each executive receives a base salary which, when aggregated with their maximum bonus amount or potential sales commissions, is intended to be commensurate with his or her responsibilities and level of performance and be competitive with similarly situated executives in the electronics industry. Among the elements that the Committee considers in setting an executive's base salary for the year are: (i) the executive's position relative to other executives in the Company, (ii) any promotions achieved or changes in responsibility, (iii) the achievement of performance objectives set by the Committee, and (iv) compensation information provided by independent surveys and outside consultants relating to the compensation of similarly situated executives in the electronics industry.

     Annual Bonus Program. The second aspect of the Company's executive compensation package is the annual bonus. Over the past several years, the Company has established an annual bonus program for its executive officers at the beginning of each fiscal year. Under this program, the Committee sets a target bonus amount for each executive, which is tied to achievement of certain financial performance objectives that relate directly to the Company's operating plan for the year. This program is also approved by the Board of Directors. The amount of the annual bonus varies with the position and role of the executive within the Company. In addition, special bonuses may be awarded to an executive for any reason that the Board of Directors or the Committee deems appropriate.

     At the end of fiscal 1996, the Committee reviewed the performance of the Company's executives in relation to the bonus program. The Company did not achieve the financial performance targets established at the beginning of the year. The Committee did consider, however, the Company's overall improvement in 1996, the various factors contributing to the Company's inability to achieve the targets, and the Officers' attainment of the individual performance criteria under the Bonus Plan. Based upon these considerations, the executive officers of the Company received a partial payout of their annual bonuses as set forth in the "Summary Compensation Table" on page 7 of this Proxy Statement. See "Executive Compensation."

     Stock-Based Compensation Incentives. The third aspect of the Company's executive compensation package is stock-based compensation incentives, or stock options. The Committee believes that executives with an equity stake in the Company will have interests that are more closely aligned with the interests of the Company's stockholders and that this will encourage them to remain with the Company. Toward this end, the Committee grants options to Company executives from time to time. Historically, all options granted have had exercise prices set at the fair market value of the Company's Common Stock on the date of grant, as determined by the closing price of the Common Stock on The Nasdaq Stock Market on such date.

     In selecting recipients and the number of options granted in fiscal 1996, the Committee looked to several criteria, including (i) options granted to executives at other technology companies, (ii) options granted to other executives within the Company, (iii) the individual executive's specific role and performance at the Company, and (iv) the Company's performance. The option grants set forth in the table labeled "Option Grants in Last Fiscal Year" on page 8 of this Proxy Statement reflect the Company's performance in fiscal 1996, and each executive's role in achieving these results.

  Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is comprised of outside directors, none of whom have any interlocking relationships with the Company.

  Compliance with Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the Chief Executive Officer and the four highest-paid employees of the corporation.

     Performance-based compensation is outside the scope of the $1 million limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, such compensation is approved by stockholders. The Committee currently does not anticipate any executive exceeding the limit. It is the policy of the Company to comply with Section 162(m), and it will continue to do so to the extent such compliance is consistent with the best interests of the Company's stockholders. The Committee will continue to review the impact of this tax code section and make appropriate recommendations to stockholders in the future.

  Employment Agreements

     On March 14, 1996, the Company entered into employment agreements with Messrs. Bradner and Nussrallah, whereby they would serve as the Chairman and Chief Executive Officer, and President and Chief Operating Officer, respectively, of the Company. The employment agreements provide Messrs. Bradner and Nussrallah with an annual base salary in

1997 of $252,000 and $210,000, respectively; an annual target bonus opportunity in 1997 of $151,200 and $125,500, respectively, which is tied to achievement of certain financial performance objectives that relate directly to the Company's operating plan for the year; and a special bonus opportunity which is subject to the executive's achievement of certain subjective performance criteria developed by the Compensation Committee. The employment agreements also provided both Mr. Bradner and Mr. Nussrallah with stock options to purchase up to 282,851 shares of Common Stock at a purchase price of $.87 per share. These options represent part of the Pinnacle options assumed by the Company in connection with the merger.

     In the event of termination without cause, each of Messrs. Bradner and Nussrallah would receive twelve (12) months salary plus health benefits. The Company has no employment agreements or change-in-control arrangements with any other executive officers.

     This report is made by Daniel D. Ross, A. LeRoy Ellison and Jack R. Kelly, Jr., members of the Compensation Committee during fiscal 1996.

                                          COMPENSATION COMMITTEE

                                          Daniel D. Ross, Chairman
                                          A. LeRoy Ellison
                                          Jack R. Kelly, Jr.

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total return on the Company's Common Stock with The Nasdaq Stock Market index (U.S. companies) and an index consisting of Nasdaq Telecommunications Stocks (U.S. and foreign) for the period from December 31, 1991 to December 31, 1996. The comparison assumes that $100 was invested on December 31, 1991 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.


NOTE: The performance figures shown below for '92 through '95 are different than those reported in the '96 proxy as the index period had to be rebased to 12-31-91


                                                           NASDAQ STOCK           NASDAQ
        MEASUREMENT PERIOD                                  MARKET (US       TELECOMMUNICATIONS
      (FISCAL YEAR COVERED)           SYNTELLECT INC.       COMPANIES)            STOCKS
12/31/92                                  152.4               116.4               122.8
12/31/93                                   70.2               133.6               189.4
12/30/94                                    131               130.6               158.1
12/29/95                                   64.3               184.7                 207
12/31/96                                   78.6               227.2               211.6

                                   PROPOSAL 2

         PROPOSED AMENDMENT TO THE SYNTELLECT LONG-TERM INCENTIVE PLAN

     Stockholders are being asked to approve an amendment to the Syntellect Long-Term Incentive Plan (the "Incentive Plan") which increases the number of shares of Syntellect Common Stock authorized for issuance from 750,000 to 1,500,000 (the "Plan Amendment"). Shareholders approved an increase of 500,000 shares authorized for issuance under the Incentive Plan in connection with the Special Meeting of Stockholders held on March 14, 1996; however, as of December 31, 1996, only 50,540 stock option shares were still available for grant under the Incentive Plan. The following discussion of the Plan Amendment is qualified in its entirety by reference to the complete text of the Incentive Plan attached hereto as Exhibit A.

     The Incentive Plan authorizes grants of Incentive Stock Options, NonQualified Stock Options, Stock Appreciation Rights, Performance Shares, Restricted Stock, Dividend Equivalents, and Common Stock-based awards to approximately 400 eligible employees of Syntellect, as well as advisors and consultants. The total number of shares of Syntellect Common Stock available for awards under the Incentive Plan is currently 750,000, subject to a proportionate increase or decrease in the event of a stock split, reverse stock split, stock dividend, or other adjustment to the Company's total number of issued and outstanding shares of Common Stock. The closing price for Syntellect's Common Stock on December 31, 1996, as reported on The Nasdaq Stock Market, was $4.125 per share.

     The Incentive Plan is administered by the Board of Directors or a committee that is appointed by, and serves at the discretion of the Board, and consists of at least two nonemployee directors (in either case, hereinafter referred to as the "Syntellect Board"). The Syntellect Board has the exclusive authority to administer the Incentive Plan, including the power to determine eligibility, the type and number of awards to be granted, and the terms and conditions of any award granted, including, but not limited to, the price and timing of awards.

     The Syntellect Board believes that the Incentive Plan promotes the success and enhances the value of the Company by (i) linking the personal interests of participants to those of the Company's stockholders, and (ii) providing participants with an incentive for outstanding performance. In addition, a significant benefit that the Incentive Plan offers is the flexibility to choose among a broad range of awards to create an appropriate incentive arrangement that is specific to each key employee, consultant, or advisor, thereby giving the Company the ability to motivate, attract, and retain the services of employees, consultants, and advisors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

     The affirmative vote of the holders of a majority of the outstanding shares of Syntellect Common Stock present at the Annual Meeting in person or by Proxy is required for approval of the Plan Amendment. The Syntellect Board has unanimously approved the Plan Amendment and recommends that the shareholders vote FOR approval of the Plan Amendment.

                               RELATIONSHIP WITH
                            INDEPENDENT ACCOUNTANTS

     The principal independent public accounting firm utilized by the Company during the fiscal year ended December 31, 1996, was KPMG Peat Marwick LLP, independent certified public accountants (the "Auditors"). It is presently contemplated that the Auditors will be retained as the principal accounting firm to be utilized by the Company during the current fiscal year. A representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if the Auditors so desire.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals may be submitted for inclusion in the Company's 1998 proxy material after the 1997 Annual Meeting but no later than 5:00 p.m., Atlanta, Georgia time on December 15, 1997. Proposals must be in writing and sent via registered, certified, or express mail to: Secretary, Syntellect Inc., 1000 Holcomb Woods Parkway, Suite 410A, Roswell, Georgia 30076. Facsimile or other forms of electronic submissions will not be accepted.

                                 OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. As of the date of this Proxy Statement, the Company knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

                                          SYNTELLECT INC.

                                          /s/ Neal L. Miller
                                          Neal L. Miller
                                          Secretary

April 9, 1997

                                                                       EXHIBIT A

                                SYNTELLECT INC.

                            LONG-TERM INCENTIVE PLAN
                          (AS AMENDED AUGUST 8, 1996)

                                   ARTICLE 1

                                    PURPOSE

     1.1. General. The purpose of the Syntellect Inc. Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Syntellect Inc. (the "Company") by linking the personal interests of its employees, consultants and advisors to those of Company shareholders and by providing its employees, consultants and advisors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, consultants and advisors of the Company and any Subsidiary.

                                   ARTICLE 2

                                 EFFECTIVE DATE

     2.1. Effective Date. The Plan is effective as of February 1, 1995 (the "Effective Date"). Within one year after the Effective Date, the Plan shall be submitted to the shareholders of the Company for their approval. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held (or by the written consent of the holders of a majority of the shares of stock of the Company entitled to vote) in accordance with the applicable provisions of the Delaware Corporation Law and the Company's Bylaws and Articles of Incorporation. Any Awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before shareholder approval. If the shareholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.

                                   ARTICLE 3

                          DEFINITIONS AND CONSTRUCTION

     3.1. Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or Phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

          (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c) "Board" means the Board of Directors of the Company or a Committee thereof formed under Section 4, as the case may be.

          (d) "Cause" means (except as otherwise provided in on Option Agreement) if the Board, in its reasonable and good faith discretion, determines that the employee, consultant or advisor (i) has developed or pursued interests substantially adverse to the Company, (ii) materially breached any employment, engagement or confidentiality agreement or otherwise failed to satisfactorily discharge his or her duties, (iii) has not devoted all or substantially all of his or her business time, effort and attention to the affairs of the Company (or such lesser amount as has been agreed to in writing by the Company) (iv) is convicted of a felony involving moral turpitude, or (v) has engaged in activities or omissions that; are detrimental to the well-being of the Company.

          (e) "Change of Control" means and includes each of the following (except as otherwise provided in an Option Agreement):

             (1) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger

             (2) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 40% of the assets or taming power of the Company and its subsidiaries (taken as a whole);

             (3) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company;

             (4) any person (as such term is used in Section 13(d) and 14(d) (2) of the Exchange Act), other than any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding Stock; or

             (5) during any period of two consecutive years, individuals who at the beginning of such period shall fail to constitute a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

          (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Committee" means the committee of the Board described in Article
     4.

          (h) "Disability" shall mean any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

          (i) "Dividend Equivalent" means a right granted to a Participant under
     Article 11.

          (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (k) "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property as determined by the Board in its discretion, under one of the following methods: (i) the average of the closing bid and asked prices for the Stock as reported on any national securities exchange on which the Stock is then listed (which shall include the Nasdaq National Market System) for that date or, if no prices are so reported for that date, such prices on the next preceding date for which closing bid and asked prices were reported, or (ii) the price as determined by such methods or procedures as may be established from time to time by the Board.

          (l) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (m) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

          (n) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either in Incentive Stock Option or a Non-Qualified Stock Option.

          (o) "Other Stock-Based Award" means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (p) "Participant" means a person who, as an employee of or consultant or advisor to the Company or any Subsidiary, has been granted an Award under the Plan. A "Participant" shall not include any Director of the Company or any Subsidiary who is not also an employee of or consultant to the Company or any Subsidiary.

          (q) "Performance Share" means a right granted to a Participant under
     Article 9, to receive cash, Stock or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (r) "Plan" means the Syntellect Inc. Long-Term Incentive Plan, as amended from time to time.

          (s) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

          (t) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to
     Article 13.

          (u) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article S.

          (v) "Subsidiary" means any corporation, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

                                   ARTICLE 4

                                 ADMINISTRATION

     4.1. Board/Committee. The Plan shall be administered by the Board of Directors or, to the extent required to comply with Rule 16b-3 promulgated under the Exchange Act, a Committee that is appointed by, and serves at the discretion of, the Board. Any Committee shall consist of at least two individuals who are members of the Board and are "disinterested persons," as such term is defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act or any successor provision, except as may be otherwise permitted under Section 16 of the Exchange Act and the regulations and rules promulgated thereunder. For purposes of this Plan the "Board" shall mean the Board of Directors or the Committee, as the case may be.

     4.2. Action by the Board. A majority of the Board shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Board in lieu of a meeting shall be deemed the acts of the Board. Each member of the Board is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

     4.3. Authority of Board. The Board has the exclusive power, authority and discretion to:

          (a) Designate Participants;

          (b) Determine the type or types of Awards to be granted to each Participant;

          (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Board in its sole discretion determines;

          (e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g) Decide all other matters that must be determined in connection with an Award;

          (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

          (i) Make all other decisions and determinations that may be required under the Plan or as the Board deems necessary or advisable to administer the Plan.

     4.4. Decisions Binding. The Board's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Board with respect to the Plan are final, binding, and conclusive on all parties.

                                   ARTICLE 5

                           SHARES SUBJECT TO THE PLAN

     5.1. Number of Shares. Subject to adjustment provided in Section 15.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 1,500,000.

     5.2. Lapsed Awards. To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan, in each case to the full extent available pursuant to the rules and interpretations of the Securities and Exchange Commission under Section 16 of the Exchange Act, if applicable.

     5.3. Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4. Limitations on Awards to Any Single Participant. No single Participant may receive Awards covering in the aggregate more than 250,000 shares of Stock.

                                   ARTICLE 6

                                  ELIGIBILITY

     6.1. GeneraL Awards may be granted only to individuals who are employees (including employees who also are directors or officers) of the Company or a Subsidiary or to consultants or advisors thereto, as determined by the Board.

                                   ARTICLE 7

                                 STOCK OPTIONS

     7.1. General. The Board is authorized to grant Options to Participants on the following terms and conditions:

          (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Board.

          (b) Time and Conditions of Exercise. The Board shall determine the time or times at which an Option may be exercised in whole or in part. The Board also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

          (c) Payment. The Board shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including net issuance or other "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Board pursuant to the preceding sentence, the Board may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rates and procedures established by the Board.

          (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Board.

     7.2. Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

          (a) Exercise Price. The exercise price per share of Stock shall be set by the Board, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

          (b) Exercise. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

          (c) Lapse of Option. An Incentive Stock Option shall lapse under the following circumstances:

             (1) The Incentive Stock Option shall lapse ten (10) years after it is granted, unless an earlier time is set in the Award Agreement.

             (2) The Incentive Stock Option shall lapse upon termination of employment for Cause or for any other reason, other than the Participant's death or Disability, unless the Committee determines in its discretion to extend the exercise period for no more than ninety
        (90) days after the Participant's termination of employment.

             (3) In the case of the Participant's termination of employment due to Disability or death, the Incentive Stock Option shall lapse upon termination of employment, unless the Committee determines in its discretion to extend the exercise period of the Incentive Stock Option for no more than twelve (12) months after the date the Participant terminates employment. Upon the Participant's death, any vested and otherwise exercisable Incentive Stock Options may be exercised by the Participant's legal representative or representative by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Option or shall die intestate, by the person or persons entitled to receive said Incentive Stock Option under the applicable laws of descent and distribution.

          (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed One Hundred Thousand Dollars ($100,000.00).

          (e) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if, at time such Option is granted, the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock and such Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted.

          (f) Expiration of Incentive Stock Option. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

          (g) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

          (h) Employees Only. Incentive Stock Options may be granted only to Participants who are employees of the Company or any Subsidiary.

                                   ARTICLE 8

                           STOCK APPRECIATION RIGHTS

     8.1. Grant of SARs. The Board is authorized to grant SARs to Participants on the following terms and conditions:

          (a) Right to Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

             (1) The Fair Market Value of one share of Stock on the date of exercise; over

             (2) The grant price of the Stock Appreciation Right as determined by the Board, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

          (b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Board at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                   ARTICLE 9

                               PERFORMANCE SHARES

     9.1. Grant of Performance Shares. The Board is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Board. The Board shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

     9.2. Right to Payment. A grant of Performance Shares gives the Participant rights, valued as determined by the Board, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Board shall establish at grant or thereafter. The Board shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant, provided that the time period during which the performance goals must be met shall, in all cases, exceed six months.

     9.3. Other Terms. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Board and reflected in the Award Agreement.

                                   ARTICLE 10

                            RESTRICTED STOCK AWARDS

     10.1. Grant of Restricted Stock. The Board is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Board. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

     10.2. Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Board may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances in such installments, or otherwise, as the Board determines at the time of the grant of the Award or thereafter.

     10.3. Forfeiture. Except as otherwise determined by the Board at the time of the great of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and required by the Company, provided, however, that the Board may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Board may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     10.4. Certificates for Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time all applicable restrictions lapse.

                                   ARTICLE 11

                              DIVIDEND EQUIVALENTS

     11.1 Grant of Dividend Equivalents. The Board is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Board. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Option Award or SAR Award, as determined by the Board. The Board may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                                   ARTICLE 12

                            OTHER STOCK-BASED AWARDS

     12.1. Grant of Other Stock-Based Awards. The Board is authorized subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Board to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Subsidiaries. The Board shall determine the terms and conditions of such Awards.

                                   ARTICLE 13

                        PROVISIONS APPLICABLE TO AWARDS

     13.1. Stand-Alone, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Board may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     13.2. Exchange Provisions. The Board may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 13.1), based on the terms and conditions the Board determines and communicates to the Participant at the time the offer is made.

     13.3. Term of Award. The term of each Award shall be for the period as to be determined by the Board, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

     13.4. Form of Payment for Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary an the grant or exercise of an Award may be made in such forms as the Board determines at or after the time of grant, including without limitation, cash, Stock other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis in each case determined in accordance with rules adopted by, and at the discretion of, the Board. The Board may also authorize payment in the exercise of an Option by net issuance or other cashless exercise methods.

     13.5. Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided below, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, with the consent of the Board in its sole discretion and except in the case of an Incentive Stock Option, pursuant to a court order that would otherwise satisfy the requirements to be a domestic relations order as defined in Section 414(p) (t) (B) of the Code, if the order satisfies Section 414(p) (1) (A) of the Code notwithstanding that such an order relates to the transfer of a stock option rather than an interest in an employee benefit plan. In the Award Agreement for any Award other than an Award that includes an Incentive Stock Option, the Board may allow a Participant to assign or otherwise transfer all or a portion of the rights represented by the Award to specified individuals or classes of individuals, or to a trust benefiting such individuals or classes of individuals, subject to such restrictions, limitations, or conditions as the Board deems to be appropriate.

     13.6. Beneficiaries. Not withstanding Section 13.5, a Participant may, in the manner determined by the Board, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Board. If the Participant is married and resides in a jurisdiction in which community property laws apply, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Board.

     13.7. Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Board may place legends on any Stock certificate to reference restrictions applicable to the Stock.

     13.8. Tender Offers. In the event of a public tender for all or any portion of the Stock, or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for stockholder approval, the Board may in its sole discretion declare previously granted Options to be immediately exercisable. To the tent that this provision causes incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     13.9. Change of Control. A Change of Control shall, in the sole discretion of the Committee:

          (a) Cause every Award outstanding hereunder to become fully exercisable and all restrictions on outstanding Awards to lapse and allow each Participant the right to exercise Awards prior to the occurrence of the event otherwise terminating the Awards over such period as the Committee, in its sole and absolute discretion, shall determine. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options; or

          (b) Cause every Award outstanding hereunder to terminate, provided that the surviving or resulting corporation shall tender an option or options to purchase its shares or exercise such rights on terms and conditions, as to the number of shares and rights and otherwise, which shall substantially preserve the rights and benefits of any Award then outstanding thereunder.

                                   ARTICLE 14

                          CHANGES IN CAPITAL STRUCTURE

     14.1. General. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, there shall be substituted for each such share of Stock then subject to each Award (and for each share of Stock then subject thereto) the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

                                   ARTICLE 15

                    AMENDMENT, MODIFICATION AND TERMINATION

     15.1. Amendment, Modification and Termination. With the approval of the Board, at any time and from time to time, the Board may terminate, amend or modify the Plan. However, without approval of the stockholder of the Company or other conditions (as may be required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is listed or reported or by a regulatory body having jurisdiction), no such termination, amendment, or modification may:

          (a) Materially increase the total number of shares of Stock that may be issued under the Plan, except as provided in Section 14-1;

          (b) Materially modify the eligibility requirements for participation in the Plan; or

          (c) Materially increase the benefits accruing to Participants under the Plan,

     15.2. Awards Previously Granted No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 16

                               GENERAL PROVISIONS

     16.1. No Rights to Awards. No Participant or employee or consultant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Board is obligated to treat Participants and employees or consultants uniformly.

     16.2. No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

     16.3. Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy United States Federal, state, and local taxes (including the Participant's FICA obligation and any withholding obligation imposed by any country other than the United States in which the Participant resides) required by law to be, withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event under the Plan, Participants may elect, subject to the Board's approval to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes in accordance with such procedures as the Board establishes. The Board may, at the time any Award is granted, require that any and all applicable tax withholding requirements be satisfied by the withholding of shares of Stock as set forth above.

     16.4. No Right to Employment. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

     16.5. Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or my Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

     16.6. Indemnification. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

     16.7. Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance welfare or other benefit plan of the Company or any Subsidiary.

     16.8. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

     16.9. Titles and Readings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     16.10. Fractional Shares. No fractional shares of stock shall be issued and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              SYNTELLECT INC.

                    1997 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints J. Lawrence Bradner and Neal L. Miller, or any one of them acting in the absence of the other with full powers of substitution, the true and lawful attorneys and proxies for the undersigned and to vote, as designated below, all shares of Common Stock of SYNTELLECT INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, May 20, 1997, at 10:00 a.m., Atlanta, Georgia time at the Cumberland One Building, 3065 Cumberland Circle, Atlanta, Georgia 30339 and at any and all adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS ONE AND TWO AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                   (to be signed on the reverse side)


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                           FOLD AND DETACH HERE

                                                          Please mark
                                                         your vote as  /x/
                                                         indicated in
                                                        this example.



                                         VOTE             WITHHOLD
                                         FOR              AUTHORITY
                                        nominee        to vote for nominee
                                      listed below        listed below
1.  RE-ELECTION OF DIRECTORS:             / /                 / /

    Nominee: Jack R. Kelly, Jr.

                                         FOR       AGAINST         WITHHELD
2.  Proposal to approve an amendment     / /         / /              / /
    to the Syntellect Long-Term
    Incentive Plan to increase the
    number of shares of Syntellect
    Common Stock authorized for
    issuance thereunder from 750,000
    1,500,000.



Signature(s)                                                 Dated:       , 1997
            -----------------------------------------------        --------
(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both shareholders should sign.)

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                                FOLD AND DETACH HERE